Lender Presentation January 19th, 2021 Exhibit 99.1

This presentation (the “Presentation”) has been prepared by ADT Inc. (the “Company”) and Prime Security Services Borrower, LLC (the “Borrower”) in connection with the repricing of its existing first lien senior secured term loan facility (the “Facility”), solely for informational purposes. The information contained in this Presentation has been prepared to assist prospective lenders in conducting their own evaluation of the Company and does not purport to be complete or to contain all of the information that a prospective lender may require. Prospective lenders should conduct their own investigation and analysis of the Company and of the information set forth in this Presentation. The Company makes no representation or warranty as to the accuracy, reliability, reasonableness or completeness of this information and shall not have any liability for any representations regarding information contained in, or for any omission from, this Presentation or any other written or oral communications transmitted to the recipient in the course of its evaluation of the Company. By accepting this Presentation, each receiving prospective lender acknowledges and agrees that all of the information contained herein is confidential and proprietary information of the Company. Each prospective lender agrees that it will not disclose this information to any person or entity other than its directors, officers and employees who have a need to know such information, and will use the information only in connection with its evaluation of the Company and the Facility and will keep such information permanently confidential. The Company and its affiliates, representatives and advisors expressly disclaim any and all liability based, in whole or in part, on the information contained in this Presentation (which only speaks as of the date identified on the cover page of this Presentation), errors therein or omissions therefrom. Neither the Company nor any of its affiliates, representatives or advisors intends to update or otherwise revise the information contained herein to reflect circumstances existing after the date identified on the cover page of this Presentation to reflect the occurrence of future events even if any or all of the assumptions, judgments and estimates on which the information contained herein is based are shown to be in error. Disclaimer

The Company has made statements in this Presentation and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, our strategic partnership and ongoing relationship with Google, the expected timing of product commercialization with Google or any changes thereto, the successful internal development, commercialization and timing of our next generation platform and other matters. Any forward-looking statement made in this Presentation speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose Adjusted EBITDA, Adjusted EBITDA margin, Covenant Adjusted EBITDA (Pre-SAC), Free Cash Flow, Adjusted Free Cash Flow, and various leverage ratios as non-GAAP measures. These non-GAAP measures as well as the operating metrics of Gross Revenue Attrition, Unit Count, RMR, RMR additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments we might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Amounts on subsequent pages may not add due to rounding. Reconciliations from GAAP to non-GAAP financials measures for reported results can be found in the appendix. Forward Looking Statements Non-GAAP Measures This Presentation includes industry and trade data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from our knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. Market and Industry Data Forward Looking Statements & Non-GAAP Measures

To provide investors with additional information in connection with our results, as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose Adjusted EBITDA, Adjusted EBITDA margin, Covenant Adjusted EBITDA (Pre-SAC), Free Cash Flow, Adjusted Free Cash Flow, and various leverage ratios as non-GAAP measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, cash flows, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies Adjusted EBITDA and Covenant Adjusted EBITDA (Pre-SAC) We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) merger, restructuring, integration, and other, (vii) losses on extinguishment of debt, (viii) radio conversion costs, (ix) financing and consent fees, (x) foreign currency gains/losses, (xi) acquisition related adjustments, and (xii) other charges and non-cash items. Covenant Adjusted EBITDA (Pre-SAC) also is adjusted for costs in our statement of operations associated with the acquisition of customers, net of revenue associated with the sale of equipment (Expensed Net SAC). There are material limitations to using Adjusted EBITDA and Covenant Adjusted EBITDA (Pre-SAC). Adjusted EBITDA and Covenant Adjusted EBITDA (Pre-SAC) do not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA and Covenant Adjusted EBITDA (Pre-SAC) in conjunction with net income or loss as calculated in accordance with GAAP. The Adjusted EBITDA discussion above is also applicable to its margin measure, which is calculated as Adjusted EBITDA as a percentage of monitoring and related services revenue. Free Cash Flow We believe that the presentation of Free Cash Flow is appropriate to provide additional information to investors about our ability to repay debt, make other investments, and pay dividends. We define Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network; subscriber system asset expenditures; and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Free Cash Flow in combination with the cash flows as calculated in accordance with GAAP. Adjusted Free Cash Flow We define Adjusted Free Cash Flow as Free Cash Flow adjusted for payments related to (i) net cash flow associated with our consumer receivables facility, (ii) financing and consent fees, (iii) restructuring and integration, (iv) integration related capital expenditures, (v) radio conversion costs, and (vi) other payments or receipts that may mask our operating results or business trends. As a result, subject to the limitations described below, Adjusted Free Cash Flow is a useful measure of our cash flow attributable to our normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as our ability to repay other debt, make other investments, and pay dividends. Adjusted Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Adjusted Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Adjusted Free Cash Flow in combination with the GAAP cash flow numbers. During the second quarter of 2020, Free Cash Flow before special items was renamed Adjusted Free Cash Flow to reflect the net cash flow associated with our consumer receivables facility, which supports our consumer financing program that launched nationally in 2020. The inclusion of the net cash flow associated with our consumer receivables facility represents the only revision to Free Cash Flow before special items. Leverage Ratios Leverage ratios include first lien debt, net first lien debt, total debt, and net total debt, all compared to Covenant Adjusted EBITDA (Pre-SAC). Net first lien debt and net total debt are calculated as first lien debt and total debt, respectively, less cash and cash equivalents. The Company also presents Covenant Adjusted EBITDA (Pre-SAC) to cash interest. Leverage ratios are useful measures of the Company’s credit position and progress towards leverage targets. Refer to discussion on Adjusted EBITDA and Covenant Adjusted EBITDA (Pre-SAC) for a description of the differences between the most comparable GAAP measure. The calculation is limited in that the Company may not always be able to use cash to repay debt on a dollar-for-dollar basis. Finally, the leverage ratios discussed herein may be presented on a pro forma basis. Non-GAAP Measures

Deepika Yelamanchi Vice President & Treasurer, ADT Jeff Likosar Chief Financial Officer, ADT Bradford Aston Managing Director, Barclays Jim DeVries President and Chief Executive Officer, ADT Call Participants

Transaction Overview

ADT Inc. ("ADT" or the "Company”) is a leading provider of security, automation, and smart home solutions serving consumer and business customers in the United States The Borrower is launching a repricing of its existing First Lien Senior Secured Term Loan due 2026 The pricing and terms of the transaction are as follows: Pricing on the Term Loan will be reduced from L+325 bps to L+275 bps and the LIBOR floor will be reduced from 1.00% to 0.75% Par offer price 101 soft call protection will be refreshed for six months All other terms and conditions will remain unchanged The transaction will be leverage neutral, with Net 1st Lien Leverage and Net Total Leverage remaining at 3.2x and 3.7x, respectively, based on LTM 9/30/20 Covenant Adjusted EBITDA (Pre-SAC) of $2,598 million There will be a lender call on January 19th, 2021 at 11:30 AM ET and commitments will be due on January 21st, 2021 at 5:00 PM ET Transaction Overview

Pro Forma Capitalization Sources and Uses of Funds Notes: Repricing to be documented under the Refinancing Term Loan provision of the First Lien Credit Agreement dated July 1, 2015, as amended and restated May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018, December 3, 2018, March 15, 2019 (effective April 4, 2019) and September 23, 2019 (the “Credit Agreement”). Pro forma for the $300mm repayment of the First Lien Senior Secured Term Loan on December 15th, 2020 following the investment from Google. Represents outstanding shares (excluding unvested shares and including 54,744,525 of Class B Common Shares on an as converted basis) of 815,827,900, as of 9/30/2020 at a closing price of $8.17 per share as of 9/30/2020. Represents outstanding shares (excluding unvested shares and including 54,744,525 of Class B Common Shares on an as converted basis) of 815,827,900, as of 9/30/2020 at a closing price of $8.78 per share as of 1/15/2021. Interest savings represents the impact of reducing the First Lien Senior Secured Term Loan margin from L+325 bps to L+275 bps and reducing the LIBOR floor from 1.00% to 0.75% on the current outstanding First Lien Senior Secured Term Loan amount of $2,779 million. Current Ratings Summary Moody’s S&P Corporate B1 B+ 1st Lien Ba3 BB- 2nd Lien B3 B- Outlook Stable Stable Sources and Uses of Funds & Pro Forma Capitalization

Borrower Prime Security Services Borrower, LLC (The “Borrower”) Facilities $2,779 million 1st Lien Senior Secured Term Loan B due 2026 (same as existing First Lien Senior Secured Term Loan) Applicable Margin LIBOR + 275 bps (LIBOR + 325 bps currently) LIBOR Floor 0.75% (1.00% currently) Issue Price 100.0 Maturity September 23, 2026 (same as existing First Lien Senior Secured Term Loan) Guarantors Same as existing First Lien Senior Secured Term Loan Security Same as existing First Lien Senior Secured Term Loan Optional Prepayments 101 soft call for six months Mandatory Prepayments Same as existing First Lien Senior Secured Term Loan Negative Covenants Same as existing First Lien Senior Secured Term Loan Financial Covenant Same as existing First Lien Senior Secured Term Loan Summary of Terms: Senior Secured Term Loan Facility

Summary of Terms: Senior Secured Term Loan Facility January 2021 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Date Event January 19, 2021 Lender Call January 21, 2021 at 5:00 PM ET Commitments Due January 28, 2021 Close and Fund

Business Overview and Recent Update

Revenue by Customer Type Revenue Breakout RESIDENTIAL & SMALL BUSINESS COMMERCIAL Note: Above figures are presented as of September 30, 2020; revenue is presented on a trailing 12 months basis as of September 30, 2020. ADT is the Leader in Security & Automation In-field smart home and security experts National direct & dealer network Comprehensive professional install & DIY offering Growing end-to-end consumer platform Enterprise solutions Risk management services Dedicated technical resources Customer service excellence For 6.5 Million Total Customers with Over 3 Million Interactive Customers Providing Professional Service 24 Hours/Day 365 Days/Year From approximately 20,000 Employees, including 5,000 Installation & Service Professionals

Increased demand for security driven by recent national events heightening awareness for home monitoring offerings Increasing de-urbanization, particularly following COVID-19 pandemic, will drive new demand Continuing acceleration of smart home adoption Household formation increasing with millennials powering housing market rebound Macro Dynamics ADT Initiatives Improving marketing efficiency and sales close rates, due to internal investments in analytics and benefits from Defenders acquisition Continued execution of additive partnerships such as D.R. Horton; healthy pipeline of opportunities Google partnership attracts a broader set of buyers due to new products, improved technologies, expanded routes to market, and co-branding DIY expansion with Blue by ADT experiencing strong growth with co-branded Google offering to come ADT’s structure and NOL position minimize exposure to change in federal tax rate Sustainable Growth through Macro & Company Specific Drivers

Best-in-Class Hardware next-generation features, easier to install, higher quality, modern aesthetics Optimal Technology Partner video analytics, data analytics, complementary strength to facilitate growth in smart and helpful home and broadens DIY offering Joint ADT + Google Branding #1 in security brand meets #1 data and technology brand Committed Joint Investments marketing, product development, training (1) Note: Mutual commitment ($150M from Google, $150M from ADT), subject to the achievement of certain milestones. ADT + Google Partnership to Build Next-Generation Smart and Helpful Home

Q3 Results and Highlights

Revenue and Growth	▪ Positive net subscribers in Q3 and new RMR additions grew ~7% year-over-year (~10% in U.S.) ▪ Growth in RMR drives higher sequential M&S Revenue ▪ Total revenue flat year-over-year, with higher mix of outright sales to residential customers offset by sale of Canada and reduction in commercial volume due to COVID-19
Robust Cash Flow & EBITDA Generation	▪ Adjusted Free Cash Flow of $127M and $532M year to date, up $73M vs. prior year to date ▪ Adjusted EBITDA of $564M compared with $563M in Q2'20 ▪ Improved customer retention with TTM attrition declining from 13.5% a year ago to 12.9%
Strengthen Residential Platform	▪ Internal initiatives and favorable macro trends continue to benefit ADT ▪ Accelerating availability of offerings from Google partnership ▪ Launched initiative to develop and own next-generation interactive platform
Commercial Platform Improving	▪ Commercial revenue increased on a sequential basis; Ending RMR up year to date ▪ Continuing accretive tuck-in M&A strategy, building for the future ▪ Healthy backlog and installation revenue sales have started to rebound
Acquire New Customers More Efficiently	▪ Improved trailing twelve-month revenue payback from 2.4x to 2.2x year-over-year ▪ Continued success with national pricing and consumer financing program

15

On November 5, 2020, the Company updated its full year 2020 financial outlook to the following The Company is in the process of preparing its consolidated financial statements for the fourth quarter and full year ending December 31, 2020 and expects to release its final 2020 financial results near the end of February 2021. While the Company’s 2020 closing procedures are ongoing and external audit reviews remain in process, the Company currently expects these measures to fall within their respective ranges. Affirming 2020 Financial Outlook

Appendix

Market Profile (LTM 9/30/20) Residential Small Business Large / Multi-Site Total Unit Count ~5,800K ~500K ~250K ~6,500K Ending RMR $281M $30M $27M $337M M&S Revenue $3,378M $394M $420M $4,191M Installation Revenue(1) $482M $32M $593M $1,107M New RMR Additions $42M $5M $4M $51M Revenue Payback ~2.4x ~2.0x ~1.0x ~2.2x Gross Attrition ~13% ~15% ~11% ~13% Typical Revenue / Site $40-$55 $50-$65 $50-$120+ $45-$55 Notes: Market profile and unit count exclude wholesale customers who outsource their monitoring to ADT; unit count, ending RMR, and typical revenue/site exclude Canada, all other metrics include Canada through the date of disposition on November 6, 2019. Includes amortization of deferred installation revenue of $85M for residential. $27M for small business, and $7M for large/multi-site. Units in millions Q3’20 Q3’19 Y/Y % Q2’20 Q/Q % Interactive 3.1 2.8 9% 3.0 2% Traditional 2.7 2.9 (9%) 2.7 (2%) U.S. Residential 5.7 5.7 0% 5.7 0% U.S. Commercial & Small Business 0.7 0.7 (1%) 0.7 0% Other 0.1 0.1 (2%) 0.1 (4%) Total EoP Units 6.5 6.5 0% 6.5 0% Memo: Total Residential 5.8 5.8 0% 5.8 0% Memo: Total Commercial & Small Business 0.7 0.7 (1%) 0.7 0% Unit Count Snapshot of Business by Customer Type and Unit Count

For the nine months ended ($ in millions) Sep 30, 2020 Sep 30, 2019(1) Y/Y Change Y/Y Change % Monitoring and Service Revenue $3,133 $3,249 ($116) (4%) Total Revenue $4,000 $3,827 $173 5% Net Loss ($520) ($352) ($168) (48%) Adjusted EBITDA $1,666 $1,876 ($210) (11%) Adjusted Free Cash Flow $532 $459 $73 16% LTM Gross Revenue Attrition 12.9% 13.5%   (60 bps) LTM Revenue Payback (in years) 2.2x 2.4x (0.2x)   End of Period RMR $341 $351 ($10) (3%) End of Period RMR (U.S. only) $341 $336 $6 2% Note: 2019 figures include ADT Canada, which was divested in November 2019. Strength Across Key Financial and Operating Metrics

Strong Cash Flow Generation

($ in millions)	For the three months ended			For the nine months ended		
	Sep 30, 2020	Sep 30, 2019	Y/Y Change	Sep 30, 2020	Sep 30, 2019	Y/Y Change
Adjusted EBITDA	**$564**	**$624**	**($61)**	**$1,666**	**$1,876**	**($210)**
Less: Capitalized SAC[1]	(270)	(300)	31	(590)	(891)	301
Plus: Net Proceeds from Consumer Receivables Facility	22	-	22	41	-	41
Less: Cash Taxes	(12)	(3)	(9)	(16)	(8)	(8)
Less: Cash Interest	(197)	(123)	(74)	(448)	(407)	(40)
Less: Capital Expenditures[2]	(33)	(30)	(3)	(97)	(113)	15
Less: Working Capital & Other[3]	52	(2)	54	(25)	2	(26)
Adjusted Free Cash Flow	**$127**	**$167**	**($40)**	**$532**	**$459**	**$73**

Notes:

1. Includes a reduction of $7M and $33M in realized charge-backs in Q3'20 and YTD Q3'20, respectively, associated with a $39M advance payment received in Q1'20 for estimated future dealer charge-backs related to accounts purchased from Defenders prior to the Defenders acquisition; additionally, excludes a reduction related to retail installment contract receivables of $44M and $60M in Q3'20 and YTD Q3'20, respectively.
2. Capital expenditures exclude special items primarily related to integration activities.
3. Working capital & other excludes special items related to restructuring, integration, management fees, radio conversions, and financing & consent fees; includes net reductions related to ASC606 of $33M and $4M in Q3'20 and Q3'19, respectively, and $158M and $10M in YTD Q3'20 and YTD Q3'19, respectively.

20

Adjusted EBITDA, Adjusted EBITDA Margin, and Covenant Adjusted EBITDA (Pre-SAC): Notes: Represents costs, net of any incremental revenue earned, associated with replacing cellular technology used in many of our security systems pursuant to a replacement program. Represents fees expensed associated with financing transactions. Represents the conversion of intercompany loans that are denominated in Canadian dollars to U.S. dollars. Represents amortization of purchase accounting adjustments and compensation arrangements related to acquisitions. Represents other charges and non-cash items. Includes recoveries of $2M, $2M, and $3M for Q1'20, Q2'20, and Q3'20, respectively, of notes receivable from a former strategic investment that were previously written-off, $5M of which occurred in both Q2'19 and Q4'19. Additionally, includes an estimated legal settlement, net of insurance, of $6 million for Q3’19. Represents expensed costs associated with the acquisition of new customers, net of revenue associated with the sale of equipment. GAAP to Non-GAAP Reconciliations

Free Cash Flow and Adjusted Free Cash Flow: Note: The three months ended March 31, 2020 included $81 million related to the settlement of a pre-existing relationship in connection with the Defenders acquisition. This was partially offset by $39 million advance payment received for estimated charge-backs in connection with the Defenders acquisition during the three months ended March 31, 2020, of which $14 million was realized during the three months ended March 31, 2020, $11 million was realized during the three months ended June 30, 2020, and $7 million was realized during the three months ended September 30, 2020. GAAP to Non-GAAP Reconciliations

Debt to Net Income Ratio: Notes: Adjusted to reflect the impact of the $300M repayment of the first lien term loan on December 15, 2020 on debt, cash and cash equivalents, and cash interest. Pro Forma financial information represents the preliminary estimated impact associated with the proposed Transaction on debt, cash and cash equivalents, and cash interest. Debt instruments are stated at face value. Net Leverage Ratios: GAAP to Non-GAAP Reconciliations